                                                                     Exhibit 3.1
[CANADIAN FLAG LOGO]

Industry Canada                                          Industrie Canada

RESTATED CERTIFICATE                      CERTIFICAT
OF INCORPORATION                          DE CONSTITUTION A JOUR

CANADA BUSINESS                           LOI CANADIENNE SUR
CORPORATIONS ACT                          LES SOCICTES PAR ACTIONS

  GEAC COMPUTER CORPORATION LIMITED                    281794-2
---------------------------------------   -----------------------------------
Name of corporation-Denomination de la    Corporation number-Numero de la
societe                                   societe

I hereby certify that the articles of     Je certifie que les statuts
the above-named corporation were          constitutifs de la societe
restated under section 180 of the Canada  susmentionnee ont ete mis a jour
Business Corporations Act as set out      envertu de l'article 180 de la Loi
in the attached restated articles of      canadienne surles societes par
incorporation.                            actions, tel qu'il est indiquedans
                                          les statuts mis a jour ci-joints.


                                       OCTOBER 5,200O / le 5 OCTOBRE 2000
/s/ ILLEGIBLE SIGNATURE
---------------------------------        Effective Date of Restatement
-Director - Directeur              Date d'entree en vigueur de la mise a jour


[CANADA LOGO]

[CANADIAN LOGO]

Consumer and                    Consommation et                           FORM 7               FORMULE 7
Corporate Affairs Canada        Affaires commerciales Canada      RESTATED ARTICLES OF    STATUTS CONSTITUTIFS
                                                                     INCORPORATION           MIS A JOUR
                                                                     (SECTION 180)         (ARTICLE 180)
Canada Business                 Loi regissant les societes
Corporations Act                par actions de regime federal





1 - Name of corporation - Denomination de la societe                             Corporation No. - N de la societe
                                                                                       281794-2
    GEAC COMPUTER CORPORATION LIMITED

2 - The place in Canada where the registered office is situated                  Lieu au Canada ou est situe le siege social

    City of Toronto, Province of Ontario

3 - The classes and any maximum number of shares that the                        Categories et tout nombre maximal d'actions que
       corporation is authorized to issue                                        la societe est autorisee a emettre


    The annexed Schedule 1 is incorporated in this form.

4 - Restrictions, if any, on share transfers                                     Restrictions sur le transfert des actions, s'il
                                                                                 y a lieu
    There are no restrictions on the transfer of shares of the Corporation.

5 - Number (or minimum and maximum number) of directors                          Nombre (ou nombre minimal et maximal)
                                                                                 d'administrateurs
    Minimum of 3 - Maximum of 15

6 - Restrictions, if any, on business the corporation may carry on               Limites imposees a l'activite commerciale de
                                                                                 la soceite, s'il y a lieu
    There are no restrictions on the business the Corporation may carry on.

7 - Other provisions, if any                                                     Autres dispositions, s'il y a lieu

    The annexed Schedule 2 is incorporated in this form.


The foregoing restated articles of incorporation correctly set      Cette mise a jour des statuts constitutifs demontre exactement,
out, without substantive change, the corresponding provisions       sans changement substantiel, les dispositions correspondantes
of the articles of incorporation as amended and supersede the       des statuts constitutifs modifies qui remplacent les statuts
original articles of incorporation                                  constitutifs originaux.

                                                                    FOR DEPARTMENTAL USE ONLY -
Signature                                         Date              A L'USAGE DU MINISTERE SEULEMENT

/s/ ILLEGIBLE SIGNATURE                      D-J   M   Y-A                 Filed - Deposee
                                             26 / 09 / 00

Title - Titre

VP & Corporate Secretary


                                    SCHEDULE 1

                      RESTATED ARTICLES OF INCORPORATION OF

                        GEAC COMPUTER CORPORATION LIMITED

                               (THE "CORPORATION")

3 - The classes and any maximum number of shares that the Corporation is authorized to issue -

3.I      The Corporation is authorized to issue:

         (a) an unlimited number of shares without nominal or par value of a class designated as preference shares issuable in series (hereinafter called the "preference shares"); and

         (b) an unlimited number of shares without nominal or par value of a class designated as Common Shares (hereinafter called the "Common Shares").

3.II     The rights, privileges, restrictions and conditions attaching to the preference shares without nominal or par value of the Corporation are as follows:

         (a) the preference shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion, and any sinking fund or other provisions;

         (b) the preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank on a parity with the preference shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the preference shares of any series and may also be given such other preferences, not inconsistent with these articles, over the Common Shares and any other shares of the Corporation ranking junior to such preference shares as may be fixed in accordance with clause 3.II(a);

         (c) if any cumulative dividends or amounts payable on the return of capital in respect of a series of the preference shares are not paid in full, the shares of all series of the preference shares shall participate rateably in respect of accumulated dividends and return of capital;

         (d) the preference shares of any series may be made convertible into Common Shares; and

         (e) unless the directors otherwise determine in the articles of amendment designating a series, the holders of shares of a series of the preference shares shall not be entitled to vote at meetings of shareholders.

3.III    The rights, privileges, restrictions and conditions attaching to the first series of the preference shares without nominal or par value of the Corporation (hereinafter called the "Series 1 Preference Shares") are as follows:

1.       Dividends

         (a) The holders of the Series 1 Preference Shares, in priority to the Common Shares and all other shares ranking junior to the preference shares without par value, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, non-cumulative cash dividends at the rate of $0.45 per share, per quarter, payable on the first days of January, April, July and October in each year. Cheques of the Corporation payable at par at any branch of the Corporation's bankers in Canada shall be issued in respect of such dividends and payment thereof shall satisfy such dividends. The board of directors shall be entitled from time to time to declare part of the said dividends for any quarter notwithstanding that such dividends for such quarter shall not be declared in full. If within four months after the expiration of the payment date for any such dividend the board of directors in its discretion shall not have declared the said dividends or any part thereof on the Series 1 Preference Shares for such quarter, then the rights of the holders of the Series 1 Preference Shares to such dividends or to any undeclared part thereof for such quarter shall be forever extinguished. The holders of the Series 1 Preference Shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for; and

         (b) Subject to the rights, privileges, restrictions and conditions attaching generally to the preference shares without par value, except with the consent in writing of the holders of all of the Series 1 Preference Shares outstanding, no dividend shall at any time be declared and paid on or declared and set apart for payment on the Common Shares or on any other shares of the Corporation ranking junior to the Series 1 Preference Shares for any quarter unless the non-cumulative cash dividends on the Series 1 Preference Shares then issued and outstanding in respect of such quarter shall have been declared and paid or set apart for payment in full at the date of such declaration and payment or setting apart of dividends on the Common Shares or on any other shares ranking junior to the Series 1 Preference Shares.

2.       Liquidation, Dissolution or Winding-Up

         Subject to the rights, privileges, restrictions and conditions attaching generally to the preference shares without par value, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Series 1 Preference Shares shall be entitled to receive from the assets of the Corporation a sum equivalent to the aggregate Series 1 Redemption Amount (as hereinafter defined) of all of the Series 1 Preference Shares held by them respectively before any amount shall be paid or any assets of the Corporation distributed to the holders of Common Shares or shares of any other class ranking junior to the Series 1 Preference Shares. After payment to the holders of the Series 1 Preference Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets of the Corporation.

3.       Redemption

         (a) The Corporation may, subject to the requirements of the Canada Business Corporations Act and the provisions of this Section and Section 4 hereof, upon giving notice as hereinafter provided, redeem at any time after October 9, 1991 the whole or from time to time any part of the then outstanding Series 1 Preference Shares on payment of an amount for each share to be redeemed equal to $19.20 plus all declared and unpaid non-cumulative cash dividends thereon, the whole constituting and being herein referred to as the "Series 1 Redemption Amount";

         (b) In the case of redemption of Series 1 Preference Shares under the provisions of Subsection 3(a) hereof, the Corporation shall, unless waived in writing by the holders of all of the Series 1 Preference Shares, at least 20 days before the date specified for redemption deliver or mail to each person, who at the date of mailing is a registered holder of Series 1 Preference Shares to be redeemed, a notice in writing of the intention of the Corporation to redeem such Series 1 Preference Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his or her address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Series 1 Redemption Amount and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof to be so redeemed; provided, however, that if a part only of the Series 1 Preference Shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Series 1 Preference Shares. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or the order of the registered holders of the Series 1 Preference Shares to be redeemed the Series 1 Redemption Amount thereof on presentation and surrender, at the registered office of the Corporation or any other place designated in such notice, of the certificates representing the Series 1 Preference Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers in Canada. If less than all of the Series 1 Preference Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Series 1 Preference Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice, the holders of the Series 1 Preference Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Series 1 Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders in respect thereof shall remain unaffected. The Corporation shall have the right, at any time after the mailing of notice of its intention to redeem any Series 1 Preference Shares, to deposit the Series 1 Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series 1 Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 1 Preference Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Series 1 Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Corporation. If any part of the total Series 1 Redemption Amount so deposited has not been paid to or to the order of the respective holders of the Series 1 Preference Shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later, such balance remaining in the said special account shall be returned to the Corporation without prejudice to the rights of the holders of the shares being redeemed to claim the Series 1 Redemption Amount without interest from the Corporation.

4.       Redemption Fund

         (a) Subject to Subsection 4(b) hereof, so long as any of the Series 1 Preference Shares remain outstanding, the Corporation shall, no later than May 1st, 1992 and on the first day of each fiscal year of the Corporation commencing thereafter, set aside as a special account (the "Series 1 Redemption Fund Account"), to be reflected in the books of the Corporation as a fund for payment of the Series 1 Redemption Amount to be paid on the redemption of Series 1 Preference Shares, an amount equal to $750,000, or such lesser amount as is determined by the directors of Corporation in accordance with Subsection 4(b) hereof. The Corporation will redeem, in accordance with the procedures set forth in Section 3 hereof, Series 1 Preference Shares with such funds so set aside on or before the last day of each such fiscal year. Any amount or amounts set aside in the Series 1 Redemption Fund Account need not be kept apart from other monies of the Corporation and pending the use or application thereof for the purpose hereinafter provided may be employed in the business of the Corporation.

         (b) The Corporation shall redeem Series 1 Preference Shares in accordance with Subsection 4(a) hereof only if and to the extent that the directors of the Corporation, acting in good faith and in the best interest of the Corporation, determine that the Corporation, after giving effect to the redemption, will be able to meet its obligations as they become due and will have a sufficient working capital to permit the efficient operation of the businesses of the Corporation and its subsidiaries.

         (c) So long as any Series 1 Preference Shares remain outstanding, no dividend shall at any time be declared and paid on or declared for payment on the Common Shares or on any other shares of the Corporation ranking junior to the Series 1 Preference Shares for any fiscal year commencing after April 30, 1992 unless the Corporation has redeemed Series 1 Preference Shares for an aggregate Series 1 Redemption Amount of $750,000.

5.       Voting Rights

         The holders of the Series 1 Preference Shares as such shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation, unless the meeting is called:

         (a) to consider any matter in respect of which the holders of the preference shares without par value would be entitled to vote separately as a class or the holders of the Series 1 Preference Shares would be entitled to vote separately as a series; or

         (b) for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation, then in each case the holders of the Series 1 Preference Shares shall be entitled to receive notice of and to attend such meeting. The holders of the Series 1 Preference Shares as such shall not be entitled either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing, except at a meeting called to consider, or a resolution in writing in respect of, any matter in respect of which the holders of the preference shares without par value would be entitled to vote as a class or the holders or the Series 1 Preference Shares would be entitled to vote separately as a series pursuant to any applicable laws.

6.       Conversion at the Option of the Holder

         (a) Subject as hereinafter provided, any holder of Series 1 Preference Shares shall be entitled, at his or her option at any time up to the close of business on the third day prior to the redemption date specified in any notice of redemption of Series 1 Preference Shares, to have all or any of the Series 1 Preference Shares held by him or her converted into fully paid Common Shares as the same shall be constituted at the time of conversion at the rate of nine Common Shares for each Series 1 Preference Share in respect of which the conversion privilege is exercised.

         (b) The conversion privilege herein provided for may only be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates for Series 1 Preference Shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the person registered on the books of the Corporation as the holder of the Series 1 Preference Shares which the holder desires to have converted. Upon the Corporation receiving such notice it shall issue certificates for Common Shares, at the applicable rate herein prescribed and in accordance with the provisions hereof, to the registered holder of the Series 1 Preference Shares represented by the certificate or certificates accompanying such notice. If less than all of the Series 1 Preference Shares represented by any such certificate are converted, the holder shall be entitled to receive a new certificate for that number of Series 1 Preference Shares represented by the original certificate which are not converted.

         (c) Upon conversion of any Series 1 Preference Shares pursuant to this Section or Section 7 hereof the Corporation shall make a payment to the holder of such shares of an amount equal to all dividends declared and unpaid on such shares at the date of conversion but shall make no payment or adjustment on account of any dividends on the Common Shares issuable upon such conversion.

         (d) If the Corporation shall subdivide its Common Shares into a greater number of shares or shall issue in exchange for such Common Shares a greater number of Common Shares then, in such case from and after the effective date of such subdivision or exchange of shares, the conversion rate for the purposes of this Section or Section 7 hereof shall be increased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision or exchange, and if the Corporation shall reduce the number of Common Shares by combination or consolidation of shares or shall issue in exchange for its outstanding Common Shares a smaller number of Common Shares then, in each case from and after the effective date of such combination, consolidation or exchange of shares, the conversion rate for the purposes of this Section or
                  Section 7 hereof shall be decreased in proportion to the decrease in the number of the outstanding Common Shares resulting from such combination, consolidation or exchange of shares.

         (e) If the Corporation shall declare and pay a stock dividend upon the Common Shares or a dividend payable at the option of the respective holders either in Common Shares or cash, then in each case from and after the payment date of such dividend the conversion rate for the purposes of this Section or Section 7 hereof shall be increased in proportion to the increase in the number of outstanding Common Shares resulting from such dividend.

         (f) The Corporation shall not issue fractional shares in satisfaction of the conversion privilege hereinbefore provided for in this Section or Section 7 hereof but in lieu of fractional shares it shall issue non-voting and non-dividend bearing scrip certificates for a fraction of a share in a form approved by the board of directors. Such scrip certificates may be consolidated into certificates for full shares within such reasonable time as may be determined by the board of directors and, if the aggregate amount of shares represented by scrip certificates surrendered for consolidation is an amount in excess of an even number of shares, the Corporation shall at the time of delivery of certificates for the number of full shares called for by the surrender of scrip certificates issue a new scrip certificate for an amount equal to such excess. Such scrip certificates may contain provisions authorizing the sale by the Corporation after the expiration of such reasonable time as may be determined by the board of directors of the number of shares represented by such scrip certificates for the benefit of the holders of such scrip certificates.

         (g) All shares issued for the purpose of or with respect to any conversion of Series 1 Preference Shares into Common Shares under these articles or the consolidation of scrip certificates and of shares sold under the foregoing provisions shall be deemed to be fully paid and non-assessable.

7.       Conversion at the Option of the Corporation

         (a) The Corporation may, subject to the provisions of this Section 7, upon giving notice as hereinafter provided, convert all but not less than all, of the issued and outstanding Series 1 Preference Shares of the Corporation into Common Shares if the weighted average of the prices of the Common Shares on the Toronto Stock Exchange (the "TSX") during any period of 20 consecutive trading days (the "Trading Period") during which the TSX is open for business ending on a day within 90 days prior to the giving of the notice of such conversion as hereinafter provided exceeds $4.1625, subject to adjustment from time to time in the event the conversion rate is adjusted pursuant to Subsections 6(d) and (e) hereof in the same proportion as the conversion rate is adjusted.

         (b) In the case of a conversion of Series 1 Preference Shares under the provisions of this Section 7, the Corporation shall within 89 days of the last day of the Trading Period deliver or mail to each person who at the date of mailing is a registered holder of Series 1 Preference Shares to be converted a notice in writing of the intention of the Corporation to convert such Series 1 Preference Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his or her address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such conversion. Such notice shall set out the number of Common Shares to be issued to such shareholder on the conversion and the date on which the conversion is to take place (which may be the date on which the notice is mailed or delivered as the case may be). On the date so specified for conversion, the Corporation shall cancel all of the issued and outstanding Series 1 Preference Shares and shall issue to the registered holders of the Series 1 Preference Shares or to such persons as they may direct, Common Shares on the basis set out in Subsection 7(a) above. Upon presentation and surrender, at the registered office of the Corporation or any other place designated in such notice, of the certificates representing the Series 1 Preference Shares called for conversion, the Corporation shall or shall cause to be issued to such holders a certificate representing the Common Shares issued on the conversion. From and after the date specified for conversion in any such notice, the holders of the Series 1 Preference Shares shall cease to be holders of Series 1 Preference Shares and shall not as such be entitled to dividends and shall not as such be entitled to exercise any of the rights of shareholders in respect thereof other than their rights as holders of Common Shares into which such Series 1 Preference Shares are converted.

3.IV     The rights, privileges, restrictions and conditions attaching to the second series of the preference shares without nominal or par value of the Corporation (hereinafter called the "Series 2 Preference Shares") are as follows:

1.       Dividends

         (a) The holders of the Series 2 Preference Shares, in priority to the Common Shares and all other shares ranking junior to the preference shares without par value, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, non-cumulative cash dividends at the rate of $0.45 per share, per quarter, payable on the first days of January, April, July and October in each year. Cheques of the Corporation payable at par at any branch of the Corporation's bankers in Canada shall be issued in respect of such dividends and payment thereof shall satisfy such dividends. The board of directors shall be entitled from time to time to declare part of the said dividends for any quarter notwithstanding that such dividends for such quarter shall not be declared in full. If within four months after the expiration of the payment date for any such dividend the board of directors in its discretion shall not have declared the said dividends or any part thereof on the Series 2 Preference Shares for such quarter, then the rights of the holders of the Series 2 Preference Shares to such dividends or to any undeclared part thereof for such quarter shall be forever extinguished. The holders of the Series 2 Preference Shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for; and

         (b) Subject to the rights, privileges, restrictions and conditions attaching generally to the preference shares without par value, except with the consent in writing of the holders of all of the Series 2 Preference Shares outstanding, no dividend shall at any time be declared and paid on or declared and set apart for payment on the Common Shares or on any other shares of the Corporation ranking junior to the Series 2 Preference Shares for any quarter unless the non-cumulative cash dividends on the Series 2 Preference Shares then issued and outstanding in respect of such quarter shall have been declared and paid or set apart for payment in full at the date of such declaration and payment or setting apart of dividends on the Common Shares or on any other shares ranking junior to the Series 2 Preference Shares.

2.       Liquidation, Dissolution or Winding-Up

         Subject to the rights, privileges, restrictions and conditions attaching generally to the preference shares without par value, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Series 2 Preference Shares shall be entitled to receive from the assets of the Corporation a sum equivalent to the aggregate Series 2 Redemption Amount (as hereinafter defined) of all of the Series 2 Preference Shares held by them respectively before any amount shall be paid or any assets of the Corporation distributed to the holders of Common Shares or shares of any other class ranking junior to the Series 2 Preference Shares. After payment to the holders of the Series 2 Preference Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets of the Corporation.

3.       Redemption

         (a) The Corporation may, subject to the requirements of the Canada Business Corporations Act and the provisions of this Section and Section 4 hereof, upon giving notice as hereinafter provided, redeem at any time after April 30, 1992 the whole or from time to time any part of the then outstanding Series 2 Preference Shares on payment of an amount for each share to be redeemed equal to $30.00 plus all declared and unpaid non-cumulative cash dividends thereon, the whole constituting and being herein referred to as the "Series 2 Redemption Amount";

         (b) In the case of redemption of Series 2 Preference Shares under the provisions of Subsection 3(a) hereof, the Corporation shall, unless waived in writing by the holders of all of the Series 2 Preference Shares, at least 45 days before the date specified for redemption deliver or mail to each person, who at the date of mailing is a registered holder of Series 2 Preference Shares to be redeemed, a notice in writing of the intention of the Corporation to redeem such Series 2 Preference Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his or her address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Series 2 Redemption Amount and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof to be so redeemed; provided, however, that if a part only of the Series 2 Preference Shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Series 2 Preference

                  Shares. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or the order of the registered holders of the Series 2 Preference Shares to be redeemed the Series 2 Redemption Amount thereof on presentation and surrender, at the registered office of the Corporation or any other place designated in such notice, of the certificates representing the Series 2 Preference Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers in Canada. If less than all of the Series 2 Preference Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Series 2 Preference Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice, the holders of the Series 2 Preference Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Series 2 Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders in respect thereof shall remain unaffected. The Corporation shall have the right, at any time after the mailing of notice of its intention to redeem any Series 2 Preference Shares, to deposit the Series 2 Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series 2 Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 2 Preference Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Series 2 Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Corporation. If any part of the total Series 2 Redemption Amount so deposited has not been paid to or to the order of the respective holders of the Series 2 Preference Shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later, such balance remaining in the said special account shall be returned to the Corporation without prejudice to the rights of the holders of the shares being redeemed to claim the Series 2 Redemption Amount without interest from the Corporation.

4.       Redemption Fund

         (a) Subject to Subsection 4(b) hereof, so long as any of the Series 2 Preference Shares remain outstanding, the Corporation shall, no later than May 1st, 1992 and on the first day of each fiscal year of the Corporation commencing thereafter, set aside as a special account (the "Series 2 Redemption Fund Account"), to be reflected in the books of the Corporation as a fund for payment of the Series 2 Redemption Amount to be paid on the redemption of Series 2 Preference Shares, an amount equal to $750,000, or such lesser amount as is determined by the directors of Corporation in accordance with Subsection 4(b) hereof. The

                  Corporation will redeem, in accordance with the procedures set forth in Section 3 hereof, Series 2 Preference Shares with such funds so set aside on or before the last day of each such fiscal year. Any amount or amounts set aside in the Series 2 Redemption Fund Account need not be kept apart from other monies of the Corporation and pending the use or application thereof for the purpose hereinafter provided may be employed in the business of the Corporation.

         (b) The Corporation shall redeem Series 2 Preference Shares in accordance with Subsection 4(a) hereof only if and to the extent that the directors of the Corporation, acting in good faith and in the best interest of the Corporation, determine that the Corporation, after giving effect to the redemption, will be able to meet its obligations as they become due and will have a sufficient working capital to permit the efficient operation of the businesses of the Corporation and its subsidiaries.

         (c) So long as any Series 2 Preference Shares remain outstanding, no dividend shall at any time be declared and paid on or declared for payment on the Common Shares or on any other shares of the Corporation ranking junior to the Series 2 Preference Shares for any fiscal year commencing after April 30, 1992 unless the Corporation has redeemed Series 2 Preference Shares for an aggregate Series 2 Redemption Amount of $750,000.

5.       Voting Rights

         The holders of the Series 2 Preference Shares as such shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation, unless the meeting is called:

         (a) to consider any matter in respect of which the holders of the preference shares without par value would be entitled to vote separately as a class or the holders of the Series 2 Preference Shares would be entitled to vote separately as a series; or

         (b) for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation, then in each case the holders of the Series 2 Preference Shares shall be entitled to receive notice of and to attend such meeting. The holders of the Series 2 Preference Shares as such shall not be entitled either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing, except at a meeting called to consider, or a resolution in writing in respect of, any matter in respect of which the holders of the preference shares without par value would be entitled to vote as a class or the holders or the Series 2 Preference Shares would be entitled to vote separately as a series pursuant to any applicable laws.

6.       Conversion at the Option of the Holder

         (a) Subject as hereinafter provided, any holder of Series 2 Preference Shares shall be entitled, at his or her option at any time up to the close of business on the third day prior to the redemption date specified in any notice of redemption of Series 2 Preference Shares, to have all or any of the Series 2 Preference Shares held by him or her converted into fully paid Common Shares as the same shall be constituted at the time of conversion at the rate of nine Common Shares for each Series 2 Preference Share in respect of which the conversion privilege is exercised.

         (b) The conversion privilege herein provided for may only be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates for Series 2 Preference Shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the person registered on the books of the Corporation as the holder of the Series 2 Preference Shares which the holder desires to have converted. Upon the Corporation receiving such notice it shall issue certificates for Common Shares, at the applicable rate herein prescribed and in accordance with the provisions hereof, to the registered holder of the Series 2 Preference Shares represented by the certificate or certificates accompanying such notice. If less than all of the Series 2 Preference Shares represented by any such certificate are converted, the holder shall be entitled to receive a new certificate for that number of Series 2 Preference Shares represented by the original certificate which are not converted.

         (c) Upon conversion of any Series 2 Preference Shares pursuant to this Section or Section 7 hereof the Corporation shall make a payment to the holder of such shares of an amount equal to all dividends declared and unpaid on such shares at the date of conversion but shall make no payment or adjustment on account of any dividends on the Common Shares issuable upon such conversion.

         (d) If the Corporation shall subdivide its Common Shares into a greater number of shares or shall issue in exchange for such Common Shares a greater number of Common Shares then, in such case from and after the effective date of such subdivision or exchange of shares, the conversion rate for the purposes of this Section or Section 7 hereof shall be increased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision or exchange, and if the Corporation shall reduce the number of Common Shares by combination or consolidation of shares or shall issue in exchange for its outstanding Common Shares a smaller number of Common Shares then, in each case from and after the effective date of such combination, consolidation or exchange of shares, the conversion rate for the purposes of this Section or
                  Section 7 hereof shall be decreased in proportion to the decrease in the number of the outstanding Common Shares resulting from such combination, consolidation or exchange of shares.

         (e) If the Corporation shall declare and pay a stock dividend upon the Common Shares or a dividend payable at the option of the respective holders either in Common Shares or cash, then in each case from and after the payment date of such dividend the conversion rate for the purposes of this Section or Section 7 hereof shall be increased in proportion to the increase in the number of outstanding Common Shares resulting from such dividend.

         (f) The Corporation shall not issue fractional shares in satisfaction of the conversion privilege hereinbefore provided for in this Section or Section 7 hereof but in lieu of fractional shares it shall issue non-voting and non-dividend bearing scrip certificates for a fraction of a share in a form approved by the board of directors. Such scrip certificates may be consolidated into certificates for full shares within such reasonable time as may be determined by the board of directors and, if the aggregate amount of shares represented by scrip certificates surrendered for consolidation is an amount in excess of an even number of shares, the Corporation shall at the time of delivery of certificates for the number of full shares called for by the surrender of scrip certificates issue a new scrip certificate for an amount equal to such excess. Such scrip certificates may contain provisions authorizing the sale by the Corporation after the expiration of such reasonable time as may be determined by the board of directors of the number of shares represented by such scrip certificates for the benefit of the holders of such scrip certificates.

         (g) All shares issued for the purpose of or with respect to any conversion of Series 2 Preference Shares into Common Shares under these articles or the consolidation of scrip certificates and of shares sold under the foregoing provisions shall be deemed to be fully paid and non-assessable.

7.       Conversion at the Option of the Corporation

         (a) The Corporation may, subject to the provisions of this Section 7, upon giving notice as hereinafter provided, convert all but not less than all, of the issued and outstanding Series 2 Preference Shares of the Corporation into Common Shares if the weighted average of the prices of the Common Shares on the TSX during the Trading Period during which the TSX is open for business ending on a day within 90 days prior to the giving of the notice of such conversion as hereinafter provided exceeds $4.1625, subject to adjustment from time to time in the event the conversion rate is adjusted pursuant to Subsections 6(d) and (e) hereof in the same proportion as the conversion rate is adjusted.

         (b) In the case of a conversion of Series 2 Preference Shares under the provisions of this Section 7, the Corporation shall within 89 days of the last day of the Trading Period deliver or mail to each person who at the date of mailing is a registered holder of Series 2 Preference Shares to be converted a notice in writing of the intention of the Corporation to convert such Series 2 Preference Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his or her address as it appears on the records of the

                  Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such conversion. Such notice shall set out the number of Common Shares to be issued to such shareholder on the conversion and the date on which the conversion is to take place (which may be the date on which the notice is mailed or delivered as the case may be). On the date so specified for conversion, the Corporation shall cancel all of the issued and outstanding Series 2 Preference Shares and shall issue to the registered holders of the Series 2 Preference Shares or to such persons as they may direct, Common Shares on the basis set out in Subsection 7(a) above. Upon presentation and surrender, at the registered office of the Corporation or any other place designated in such notice, of the certificates representing the Series 2 Preference Shares called for conversion, the Corporation shall or shall cause to be issued to such holders a certificate representing the Common Shares issued on the conversion. From and after the date specified for conversion in any such notice, the holders of the Series 2 Preference Shares shall cease to be holders of Series 2 Preference Shares and shall not as such be entitled to dividends and shall not as such be entitled to exercise any of the rights of shareholders in respect thereof other than their rights as holders of Common Shares into which such Series 2 Preference Shares are converted.

3.V      The rights, privileges, restrictions and conditions attaching to the
Common Shares of the Corporation are as follows:

1.       Voting Rights

         Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Shares held by such holder.

2.       Dividends

         The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation.

3.       Liquidation, Dissolution or Winding-up

         The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

                                   SCHEDULE 2

                       RESTATED ARTICLES OF INCORPORATION

                        GEAC COMPUTER CORPORATION LIMITED

                               (THE "CORPORATION")

7.       Other provisions, if any:

         The directors of the Corporation may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors of the Corporation elected at the previous annual meeting of shareholders.